UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018

SMARTMETRIC, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-54853	05-0543557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109

(Address of principal executive offices, including zip code)

(702) 990-3687

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2018, SmartMetric, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Hogier Gartner & CIA S.A. (“Hogier”). The Agreement provides that Hogier will act as a distributor for the Company’s biometric credit cards and security cards in South America. Hogier will receive 5% of the commission of the invoice price paid by customers and received by the Company for products sold in South America. Hogier is an approved and accredited Visa and MasterCard manufacturer that has it’s secure credit card lamination and personalization manufacturing facility in Bogota, Colombia.

The term of the Agreement is for one year and shall be automatically renewed for additional one year periods thereafter unless terminated by written notice from either party, not less than thirty (30) days prior to the end of the initial or any subsequent one-year term. The Agreement may also be terminated upon (i) written notice if there is a change control of Hogier’s business without the Company’s consent, (ii) Hogier offers, promotes or sells any biometric card product which is competitive with the Company’s products, (iii) if Hogier fails to conclude one sales order for a minimum of 1,000 cards within the later to occur of (a) six months from the date of the Agreement or (b) six months from the date which production capability begins, (iv) if the Company fails to supply or fulfill orders on a reasonably timely basis provided that such orders are within the normal stated production capacity of the Company, (v) either party’s failure to perform, (vi) ninety (90) days notice to the other party, (vii) upon immediate written notice to the other party in the event that party has filed or has filed against it a petition in bankruptcy, and (viii) mutual written agreement.

The foregoing description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 20, 2018, the Company issued a press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit

10.1	Agreement by and between the Company and Hogier Gartner CIA S.A. dated February 16, 2018

99.1	Press Release dated February 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTMETRIC, INC.

Date: February 23, 2018	By:	/s/ C. Hendrick

C. Hendrick

President, Chief Executive Officer and Chairman (Principal Executive Officer)